UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2015

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 28, 2015, Jacobs Engineering Group Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of fiscal 2015 ended June 26, 2015, and certain other financial information. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

Share Repurchase Program
On July 23, 2015, the Company's Board of Directors authorized a new share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate purchase price not to exceed $500 million. The Share Repurchase Program is in addition to the capacity remaining under the Company’s August 2014 $500 million share repurchase authorization.  Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The Share Repurchase Program does not obligate the Company to purchase any shares, and expires in three years. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Company’s Board of Directors in its discretion at any time.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:
The following exhibit is furnished as part of this Report pursuant to Item 2.02.

99.1	Press Release dated July 28, 2015 announcing the Company's financial results for the third quarter of fiscal 2015 ended June 26, 2015.

The information disclosed pursuant to Items 2.02 and 9.01 in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed pursuant to Items 2.02 and 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015

JACOBS ENGINEERING GROUP INC.

By:	/s/_Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1    Press Release dated July 28, 2015